UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: June 19, 2008
(Date of earliest event reported)
Corning Natural Gas Corporation
(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

330 West William Street, Corning New York	14830
(Address of principal executive offices)	(Zip Code)
(607) 936-3755
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 19, 2008, Corning Natural Gas Corporation (the “Company”) entered into two contracts with Classic City Mechanical (“Classic City”) in connection with the Company’s bare steel pipeline replacement program. Ted W. Gibson, a director of the Company, is the owner and chief executive officer of Classic City. The Company awarded the two contracts to Classic City after a bid process in which seven contractors met with the Company regarding the projects and then presented bids. Classic City was the low bid on two of the six projects and was awarded these projects. The projects awarded to Classic City were the West Caton Road project, in the amount of $121,149, and the Skyline Drive project, in the amount of $109,968.
The foregoing description of the contracts is not complete and is qualified in its entirety by the full and complete terms of the contracts. The form of the bid contract is attached to this current report as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d)      Exhibits.

10.1	Form of Corning Natural Gas Corporation Bid Document for Construction Services for Natural Gas Main and Service Installation in the Corning New York Area.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Natural Gas Corporation

Dated: June 25, 2008	/s/ Firouzeh Sarhangi By Firouzeh Sarhangi, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Corning Natural Gas Corporation Bid Document for Construction Services for Natural Gas Main and Service Installation in the Corning New York Area.

4